UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2009

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Boulevard,
Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 2, 2009, Zep Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to its five-year unsecured revolving credit facility dated October 19, 2007 with JPMorgan Chase Bank, National Association Bank of America, N.A., KeyBank National Association, Wachovia Bank, National Association, Regions Bank and Wells Fargo Bank, N.A. (the “Revolving Credit Facility”).

Among other things, the First Amendment (i) modifies the definition of “Alternate Base Rate” to include the Eurocurrency Rate for a one-month interest period, plus one percent (1%) as part of the calculation of the applicable Alternate Base Rate, (ii) incorporates provisions to define the Company’s rights when a lender defaults under the terms of the Revolving Credit Facility, (iii) permits the Company and its subsidiaries to transfer an interest in receivables and related security, accounts or notes receivable on a limited recourse basis in accordance with the terms of the Revolving Credit Facility, and (iv) allows the Company and its subsidiaries to incur certain types of indebtedness related to investments which are permitted under the terms of the Revolving Credit Facility.

Except as expressly amended pursuant to the First Amendment, the form of the Revolving Credit Facility remains unchanged. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated as of October 2, 2009, to 5-Year Revolving Credit Agreement, dated as of October 19, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2009

Zep Inc.

By:	/s/ C. Francis Whitaker, III
C. Francis Whitaker, III Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1, dated as of October 2, 2009, to 5-Year Revolving Credit Agreement, dated as of October 19, 2007.

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